                            LOAN AMENDING AGREEMENT

                  THIS AGREEMENT made as of the 9th day of November, 1998

A M O N G :

                  MARVYN BUDD of the City of Toronto
                  (hereinafter called the "Borrower")

                                                              OF THE FIRST PART

A N D :

                  OFFICELAND INC., an Ontario Corporation,
                  (hereinafter called the "Lender")

                                                             OF THE SECOND PART

                  The parties hereto have entered into a loan agreement made as of the 4th day of June, 1998 (the "Loan Agreement") and have agreed to amend the Loan Agreement as hereinafter set forth. All capitalized terms used in this Loan Amending Agreement shall, unless expressly otherwise defined herein, have the same meanings as given to them, respectively, in the Loan Agreement.

                  In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged the parties hereto agree as follows:

ARTICLE 1.00 - AMENDING PROVISIONS

1.1               Deeming Provisions

         (a) The term "Voting Trust Agreement" shall be deemed to mean the Voting Trust Agreement, as defined in the Loan Agreement, as amended by the agreement entitled "AMENDING AGREEMENT TO VOTING TRUST AGREEMENT OF JUNE 4, 1998" bearing the same date as this Loan Amending Agreement and entered into among the Lender and the Shareholders (as therein defined);

         (b) The terms "First Tranche Date"`and "Second Tranche Date" shall be deemed to be deleted from the Loan Agreement.

1.2 Advances Section 2.1(a) of the Loan Agreement is hereby deleted and the following substituted therefor:

         2.1(a) The Loan shall be advanced in two Advances, both the First Tranche and the Second Tranche to be advanced on or after May 31, 1999 or such later date as the non-management directors of the Lender shall, by majority vote, determine, based on the cash position of the Lender and its financial performance. Each Advance shall be evidenced by a Note;

ARTICLE 2.00 - MISCELLANEOUS

2.1 Enuring This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns .

2.2 No Conditions to Effectiveness; Entire Agreement There are no conditions to the effectiveness of this Loan Amending Agreement. The Loan Agreement, as amended by this Loan Amending Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

2.3 Governing Law This Loan Amending Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Ontario.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement this on the day and year first above written.

SIGNED, SEALED AND DELIVERED   )
         in the presence of    )
                               )   /s/ Marvyn Budd
                               )   -----------------------------
                               )     MARVYN BUDD


                                   OFFICELAND INC.

                                   Per: /s/ Marvyn Budd
                                       -------------------------

                                   (I have authority to bind the Corporation)

                            LOAN AMENDING AGREEMENT

                  THIS AGREEMENT made as of the 9th day of November, 1998

A M O N G :

                  RONALD FAUST of the City of Toronto
                  (hereinafter called the "Borrower")

                                                              OF THE FIRST PART

A N D :

                  OFFICELAND INC., an Ontario Corporation,
                  (hereinafter called the "Lender")

                                                             OF THE SECOND PART

                  The parties hereto have entered into a loan agreement made as of the 4th day of June, 1998 (the "Loan Agreement") and have agreed to amend the Loan Agreement as hereinafter set forth. All capitalized terms used in this Loan Amending Agreement shall, unless expressly otherwise defined herein, have the same meanings as given to them, respectively, in the Loan Agreement.

                  In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged the parties hereto agree as follows:

ARTICLE 1.00 - AMENDING PROVISIONS

1.1               Deeming Provisions

         (a) The term "Voting Trust Agreement" shall be deemed to mean the Voting Trust Agreement, as defined in the Loan Agreement, as amended by the agreement entitled "AMENDING AGREEMENT TO VOTING TRUST AGREEMENT OF JUNE 4, 1998" bearing the same date as this Loan Amending Agreement and entered into among the Lender and the Shareholders (as therein defined);

         (b) The terms "First Tranche Date"`and "Second Tranche Date" shall be deemed to be deleted from the Loan Agreement.

1.2 Advances Section 2.1(a) of the Loan Agreement is hereby deleted and the following substituted therefor:

         2.1(a) The Loan shall be advanced in two Advances, both the First Tranche and the Second Tranche to be advanced on or after May 31, 1999 or such later date as the non-management directors of the Lender shall, by majority vote, determine, based on the cash position of the Lender and its financial performance. Each Advance shall be evidenced by a Note;

ARTICLE 2.00 - MISCELLANEOUS

2.1 Enuring This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns .

2.2 No Conditions to Effectiveness; Entire Agreement There are no conditions to the effectiveness of this Loan Amending Agreement. The Loan Agreement, as amended by this Loan Amending Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

2.3 Governing Law This Loan Amending Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Ontario.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement this on the day and year first above written.

SIGNED, SEALED AND DELIVERED   )
         in the presence of    )
                               )       /s/ Ronald Faust
                               )      --------------------------
                               )      RONALD FAUST


                                   OFFICELAND INC.

                                   Per: /s/ Marvyn Budd
                                       -------------------------

                                   (I have authority to bind the Corporation)

                            LOAN AMENDING AGREEMENT

                  THIS AGREEMENT made as of the 9th day of November, 1998

A M O N G :

                  EDWIN (TED) LAX of the City of Toronto
                  (hereinafter called the "Borrower")

                                                              OF THE FIRST PART

A N D :

                  OFFICELAND INC., an Ontario Corporation,
                  (hereinafter called the "Lender")

                                                             OF THE SECOND PART

                  The parties hereto have entered into a loan agreement made as of the 4th day of June, 1998 (the "Loan Agreement") and have agreed to amend the Loan Agreement as hereinafter set forth. All capitalized terms used in this Loan Amending Agreement shall, unless expressly otherwise defined herein, have the same meanings as given to them, respectively, in the Loan Agreement.

                  In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged the parties hereto agree as follows:

ARTICLE 1.00 - AMENDING PROVISIONS

1.1               Deeming Provisions

         (a) The term "Voting Trust Agreement" shall be deemed to mean the Voting Trust Agreement, as defined in the Loan Agreement, as amended by the agreement entitled "AMENDING AGREEMENT TO VOTING TRUST AGREEMENT OF JUNE 4, 1998" bearing the same date as this Loan Amending Agreement and entered into among the Lender and the Shareholders (as therein defined);

         (b) The terms "First Tranche Date"`and "Second Tranche Date" shall be deemed to be deleted from the Loan Agreement.

1.2 Advances Section 2.1(a) of the Loan Agreement is hereby deleted and the following substituted therefor:

         2.1(a) The Loan shall be advanced in two Advances, both the First Tranche and the Second Tranche to be advanced on or after May 31, 1999 or such later date as the non-management directors of the Lender shall, by majority vote, determine, based on the cash position of the Lender and its financial performance. Each Advance shall be evidenced by a Note;

ARTICLE 2.00 - MISCELLANEOUS

2.1 Enuring This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns .

2.2 No Conditions to Effectiveness; Entire Agreement There are no conditions to the effectiveness of this Loan Amending Agreement. The Loan Agreement, as amended by this Loan Amending Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

2.3 Governing Law This Loan Amending Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Ontario.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement this on the day and year first above written.

SIGNED, SEALED AND DELIVERED  )
         in the presence of   )
                              )      /s/ Edwin Lax
                              )      ---------------------------
                              )      EDWIN (TED) LAX


                                  OFFICELAND INC.

                                  Per:   /s/ Marvyn Budd
                                      --------------------------

                                  (I have authority to bind the Corporation)